                                                                    EXHIBIT 4.7

                                                                  EXECUTION COPY






                               NEW LLC INTERESTS
                         REGISTRATION RIGHTS AGREEMENT



                                       by


                              PSF HOLDINGS, L.L.C.


                               for the benefit of


                            THE HOLDERS NAMED HEREIN




                         Dated as of September 17, 1996

                               TABLE OF CONTENTS


            1.   Definitions......................................1

            2.   Shelf Registration...............................4

            3.   Demand Registrations.............................5

            4.   Piggyback Registration...........................7

            5.   Blackout Periods.................................8

            6.   Expenses.........................................9

            7.   Registration Procedures..........................9

            8.   Underwritten Offerings..........................13

            9.   Preparation; Reasonable Investigation...........14

            10.  Indemnification.................................15

            11.  Registration Rights to Others...................18

            12.  Adjustments Affecting Registrable Securities....19

            13.  Rule 144 and Rule 144A..........................19

            14.  Amendments and Waivers..........................19

            15.  Nominees for Beneficial Owners..................19

            16.  Assignment......................................20

            17. Calculation of Percentage of Principal
                Amount of Registrable Securities.................20

            18. Miscellaneous....................................20

             SCHEDULE I


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                NEW LLC INTERESTS REGISTRATION RIGHTS AGREEMENT

     NEW LLC INTERESTS REGISTRATION RIGHTS AGREEMENT, dated as of September 17, 1996 (this "Agreement"), by PSF Holdings, L.L.C., a Delaware limited liability company (the "Company"), for the benefit of the holders of Registrable Securities (as hereinafter defined) (the "Holders").

     This Agreement is being entered into in accordance with the Plan in connection with the acquisition of Registrable Securities (each as hereinafter defined) for the benefit of certain holders (the "Initial Holders") pursuant to the Plan. Each Initial Holder owns the aggregate number of Registrable Securities specified with respect to such original Holder in Schedule I hereto.

     To induce the holders of Registrable Securities to vote in favor of the Plan and to accept the issuance of such securities by the Company under the Plan, the Company has undertaken to register the Registrable Securities under the "Securities Act" (as hereinafter defined) and to take certain other actions with respect to the Registrable Securities. This Agreement sets forth the terms and conditions of such undertaking.

     In consideration of the premises and the mutual agreements set forth herein, the Company hereby agrees as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein and in the recitals above shall have the following meanings:

     "Affiliate" of a Person means any Person that directly, or indirectly through one or more intermediaries, controls, is under common control with, or is controlled by, such other Person. For purposes of this definition, "control" means the ability of one Person to direct the management and policies of another Person, whether by means of contract, securities ownership, or otherwise.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to be closed.

     "Class A Registrable Securities" means the (i) Class A Units held by the Initial Holders, (ii) any Class A Units issued or issuable with respect to, in exchange for, or upon exercise of any of the Warrants (as defined in the Plan),
(iii) any Class A Units received upon conversion of a Class B Unit which is at such time, a Registrable Security hereunder, and (iv) any other securities issued or issuable with respect to, or in exchange for, the units described in clause (i), (ii) or (iii), including any issuance by way of a recapitalization, merger, consolidation, reorganization or otherwise; provided, however, that Class A Registrable Securities shall cease to be Registrable Securities upon
(a) any sale or distribution thereof pursuant to an effective registration statement under the Securities Act; (b) any sale or distribution permitting the recipient thereof to sell such securities without restriction under the Securities Act and any state securities laws; or (c) the receipt by a Holder of such Class A Registrable Securities of an opinion,


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satisfactory in form and substance to such Holder, by legal counsel, reasonably acceptable to such Holder, to the effect that the public sale or distribution of such Class A Units without restriction under the Securities Act and any state securities laws does not require the registration of such Class A Units under the Securities Act and any state securities laws or the use of an applicable exemption therefrom.

     "Class B Registrable Securities" means the (i) Class B Units, issued to the MS Member as of the date hereof (ii) any Class B Units issued or issuable with respect to, in exchange for, or upon exercise of any of the Warrants (as defined in the Plan), (iii) any Class B Units received upon conversion of a Class A Unit which is, at such time, a Registrable Security hereunder and (iv) any other securities issued or issuable with respect to, or in exchange for, the units described in clause (i), (ii), or (iii) including any issuance by way of a recapitalization, merger, consolidation, reorganization or otherwise; provided, however, that Class B Registrable Securities shall cease to be Class B Registrable Securities upon (A) any sale or distribution thereof pursuant to an effective registration statement under the Securities Act; (B) any sale or distribution permitting the recipient thereof to sell such securities without restriction under the Securities Act and any state securities laws; or (C) the receipt by a Holder of such Class B Registrable Securities of any opinion, satisfactory in form and substance to such Holder, by legal counsel, reasonably acceptable to such Holder, to the effect that the public sale or distribution of such Class B Units without restriction under the Securities Act and any state securities laws does not require the registration of such Class B Units under the Securities Act and any state securities laws or the use of any applicable exemption therefrom.

     "Class A Units" has the meaning set forth in the LLC Agreement.

     "Class B Units" has the meaning set forth in the LLC Agreement.

     "Commission" means the United States Securities and Exchange Commission.

     "Company" has the meaning provided in the preamble hereto.

     "Company Indemnitee" has the meaning provided in Section 10 hereof.

     "Demand Registration" means any registration pursuant to Section 3 hereof.

     "Disadvantageous Condition" has the meaning provided in Section 5 hereof.

     "Effectiveness Period" has the meaning provided in Section 2 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar or successor statute.

     "Expenses" means all expenses incident to the Company's performance of or compliance with its obligations under this Agreement, including, without

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

limitation, all registration, filing, listing, stock exchange and NASD fees, all fees and expenses of complying with state securities or blue sky laws (including fees, disbursements and other charges of counsel for the underwriters in connection with blue sky filings), all word processing, duplicating and printing expenses, messenger and delivery expenses, all rating agency fees, the fees, disbursements and other charges of counsel for the Company and of its independent public accountants, including the expenses incurred in connection with "comfort" letters required by or incurred in connection with "comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers and sellers of securities and the reasonable fees, disbursements and other charges of one firm of counsel (per registration prepared) chosen by the Holders of a majority of the aggregate Registrable Securities, but excluding broker-dealer and underwriting concessions, allowances, discounts and commissions and applicable transfer taxes, if any, which concessions, allowances, discounts, commissions and transfer taxes shall be borne by the seller or sellers of Registrable Securities in all cases.

     "Holder" means (i) the Initial Holders and (ii) any transferees of the Registrable Securities (a) whose securities continue to be Registrable Securities and (b) who have been assigned the transferor's rights under Section 16 hereof.

     "Holder Indemnitee" shall have the meaning provided in Section 10 hereof.

     "Initial Shelf Registration" has the meaning set forth in Section 2 hereof.

     "Initial Holders" has the meaning set forth in the preamble hereto.

     "Initiating Holders" has the meaning set forth in Section 3 hereof.

     "LLC Agreement" is the limited liability company agreement of PSF Holdings, L.L.C., dated as of September 17, 1996, as from time to time in effect.

     "Loss" and "Losses" shall have the meaning provided in Section 10 hereof.

     "MS Member" has the meaning set forth in the LLC Agreement.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

     "Offering Documents" shall have the meaning provided in Section 10 hereof.

     "Person" means any individual, corporation, partnership, firm, limited liability company, joint venture, association, joint stock company, trust,

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unincorporated organization, governmental or regulatory body or subdivision thereof or other entity.

     "Plan" means the joint plan of reorganization of PSF Finance L.P. and certain affiliated entities as confirmed by the United States Bankruptcy Court for the District of Delaware by order entered September 6, 1996.

     "PSF" means Premium Standard Farms, Inc., a Delaware corporation and a wholly owned subsidiary of the Company.

     "Public Offering" means a public offering and sale of securities pursuant to an effective registration statement under the Securities Act.

     "Registrable Securities" means, collectively, the Class A Registrable Securities and the Class B Registrable Securities.

     "Requesting Holders" has the meaning set forth in Section 4 hereof.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar or successor statute.

     "Shelf Registration" has the meaning set forth in Section 2 hereof.

     "Subsequent Shelf Registration" has the meaning set forth in Section 2 hereof.

2. Shelf Registration.

   a. Initial Shelf Registration. The Company shall (i) cause to be filed as soon as practicable, but not later than April 30, 1997, a shelf registration statement pursuant to Rule 415 promulgated under the Securities Act (the "Initial Shelf Registration") providing for the sale by the Holders, from time to time, of all of the Class A Registrable Securities and (ii) use its best efforts to have such Initial Shelf Registration thereafter declared effective by the Commission not later than June 30, 1997. If some or all of the Holders of Class B Units desire to effect the registration under the Securities Act of outstanding Class B Units at any time prior to the termination of the Effectiveness Period, such Holders may make a written request that the Company effect the registration under the Securities Act of all or any portion of the Class B Registrable Securities. Such request will specify the number of Class B Units proposed to be sold. Upon receipt of such written notice, the Company shall include such Class B Units in the Shelf Registrations as soon as practicable.

   b. Subsequent Shelf Registrations. If the Initial Shelf Registration is withdrawn or otherwise becomes unavailable for use prior to the end of the Effectiveness Period, then promptly following (or, if possible, prior to) such withdrawal or unavailability the Company shall file, and shall use its best efforts to cause the Commission


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
      to declare effective, a subsequent registration statement for a secondary offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering all of the Class A Registrable Securities and the Class B Units requested to be registered pursuant to
      Section 2(a) which remain outstanding (a "Subsequent Shelf Registration"). To the extent the Company is aware of such withdrawal or unavailability prior to the occurrence of same, it shall use its best efforts to have the Subsequent Shelf Registration filed at such time prior to such withdrawal or unavailability which is reasonably calculated to cause the Subsequent Shelf Registration to become effective on or before the date of such withdrawal or unavailability, and, in any event, on or before 180 days prior to such withdrawal or unavailability.

   c. Amendments or Subsequent Shelf Registrations. If the Initial Shelf Registration (except as provided in Section 2(b)) or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period for a reason other than because of the sale of all of the Registrable Securities covered thereby, subject to Section 2(b), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within 60 days of such cessation of effectiveness, amend such Initial Shelf Registration or Subsequent Shelf Registration in a manner reasonably calculated to obtain the withdrawal of the order suspending the effectiveness thereof, or shall file an additional "shelf" registration statement pursuant to Rule 415 covering all of such Registrable Securities which remain unsold. (Each of the Initial Shelf Registration and the Subsequent Shelf Registrations is referred to individually herein as a "Shelf Registration" and collectively as the "Shelf Registrations.")

   d. Effectiveness Period. The Company shall use its best efforts to keep the Shelf Registration (including the Initial Shelf Registration and any Subsequent Shelf Registration) continuously effective under the Securities Act until the earlier to occur of the fourth anniversary of the date on which the Initial Shelf Registration became effective (the "Effectiveness Period"), or the date on which all Registrable Securities covered by the Initial Shelf Registration have been sold; provided, however, that the Effectiveness Period shall be extended commensurate with any period during which a Shelf Registration which previously has been declared effective by the Commission no longer is in effect as required by this Agreement, or during which sales have been suspended pursuant to Section 5 or Section 7(g) hereof. If a Subsequent Shelf Registration is filed, pursuant to Section 2(b) or 2(c) hereof, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as reasonably practicable after such filing and to keep such Registration Statement continuously effective for a period after such effectiveness equal to the Effectiveness Period, less the aggregate number of days during which the Initial Shelf


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
      Registration or any Subsequent Shelf Registration was previously in effect. The intent of this provision is that the Shelf Registration (including the Initial Shelf Registration and any Subsequent Shelf Registration) shall be in effect for a number of days, in the aggregate, equal to four years; provided that a Shelf Registration shall not be required to be maintained in effect after all of the Registrable Securities have been sold thereunder or otherwise distributed such that they are no longer deemed to be Registrable Securities hereunder.

   e. Option to Extend Initial Shelf Registration. In lieu of filing the Subsequent Shelf Registration required under Section 2(b) hereof, the Company may, in its sole discretion and if permitted by applicable law, keep the Initial Shelf Registration continuously effective for the remainder of the Effectiveness Period or, if earlier, until all of the Registrable Securities eligible to be included in the Shelf Registrations have been sold hereunder such that they are no longer Registrable Securities hereunder.

3. Demand Registrations.

   a. Demand Rights. After the termination of the Effectiveness Period, so long as there are "Registrable Securities" hereunder, upon written notice to the Company from one or more Holders (the "Initiating Holders") of Registrable Securities holding in the aggregate 25% of Registrable Securities then outstanding, requesting that the Company effect, pursuant to this Section 3, the registration of such Initiating Holders' Registrable Securities under the Securities Act (which notice shall specify the Registrable Securities so requested to be registered, the proposed amounts thereof and the intended method or methods of distribution by such Initiating Holders (including whether the proposed offering is to be underwritten), the Company shall promptly (but in any event within 15 days) give written notice of such requested registration to all Holders of Registrable Securities, and thereupon the Company shall use its best efforts to effect the registration under the Securities Act of: (A) the Registrable Securities that the Initiating Holders have requested the Company to register, for disposition in accordance with the intended method or methods of distribution stated in their notice to the Company; and (B) all other Registrable Securities the Holders of which shall have made a written request to the Company for registration thereof (which request shall specify such Registrable Securities and the proposed amounts thereof) within 15 days after the receipt of such written notice from the Company, as expeditiously as possible (but in any event shall file such registration statement within 60 days of the receipt of such request by the Initiating Holders), all to the extent requisite to permit the disposition by Holders of the Registrable Securities then constituting Registrable Securities so to be registered.


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   b. Frequency; Duration.  The Company shall be obligated to effect only two registrations pursuant to this Section 3 with respect to all Holders of Registrable Securities. Notwithstanding the foregoing, the Company shall not be required to effect a Demand Registration pursuant to this
      Section 3: (i) if it shall have so effected a Demand Registration during the previous seven months; or (ii) during the period starting with the date 30 days prior to the Company's good faith estimate of the date of filing of, and ending on the date 90 days following the effective date of, a registration statement pertaining to an underwritten public offering for the account of the Company with respect to which Holders have piggyback rights pursuant to Section 4 hereof; provided, however, that a Demand Registration shall not be deemed to have been effected for purposes of Section (3)(b)(i) if the applicable registration statement has not been declared effective and kept effective until the earlier of
      (i) 90 days following the date on which such registration statement was declared effective and (ii) the sale pursuant to such registration statement of the Registrable Securities covered thereby; and provided, further, that in the event a request for registration is refused pursuant to (ii) above, if the Company then elects not to file a registration statement or, if a registration statement is filed, the Company elects not to complete the proposed offering, the Company shall notify in writing the Holders whose request for registration has been refused pursuant to clause (ii) above, and such Holders shall have the right, within 10 days after receiving written notice of the Company's election, to request the Company to effect the registration of Registrable Securities for the account of Holders, and such registration shall be considered a Demand Registration under this Section 3.

   c. Inclusion of Other Securities. The Company may include in a Demand Registration securities held by other Persons who have piggyback registration rights pursuant to written agreements with the Company; provided that Registrable Securities shall have absolute priority over any such other securities in connection with any cutback.

4. Piggyback Registration. If the Company or PSF, at any time prior to the expiration of the Effectiveness Period when there is not in effect a Shelf Registration for the Registrable Securities, proposes to register any of its securities under the Securities Act or, at any time after the expiration of the Effectiveness Period, proposes to register any of its securities, on any forms (other than in connection with the registration of securities issued or issuable pursuant to an employee stock option, stock purchase, stock bonus or similar plan or dividend reinvestment plan or pursuant to a merger, business combination, exchange offer or transaction of the type specified in Rule 145(a) under the Securities Act), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall give prompt written notice to all of the Holders of the Company or PSF's intention to do so and of such Holders' rights (if any) under this Section 4, which notice, in any event, shall be


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
given at least 20 days prior to the filing with the Commission of such proposed registration. Upon the written request of any Holder receiving notice of such proposed registration (a "Requesting Holder") made within 15 days after the receipt of any such notice (or 10 days if the Company states in such written notice or gives telephonic notice to the relevant security holders, with written confirmation to follow promptly thereafter, that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder and the intended method of such distribution, and the minimum offering price per unit of Registrable Security at which the Holder is willing to sell its Registrable Securities, the Company shall, subject to Section 8(b) hereof, include for registration under the Securities Act all Registrable Securities of the Requesting Holders; provided that,

      i. with respect to a registration of Registrable Securities, prior to the effective date of the registration statement filed in connection with such registration, promptly following receipt of notification by the Company or PSF from the managing underwriter of the price at which such securities are to be sold, if applicable, the Company shall so advise each Requesting Holder of such price, and if such price is below the minimum price which any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, such Requesting Holder shall then have the right irrevocably to withdraw its request to have its Registrable Securities included in such registration statement, by delivery of written notice of such withdrawal to the Company within three Business Days of its being advised of such price, without prejudice to the rights of any Holder or Holders of Registrable Securities to include Registrable Securities in any future registration (or registrations) pursuant to this Section 4; and

     ii. with respect to a registration of Registrable Securities, if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company or PSF shall determine for any reason not to register or to delay registration of such other securities, the Company may, at its election, give written notice to such determination to each Requesting Holder and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Expenses in connection therewith), without prejudice, however, to the rights of any Holder to include Registrable Securities in any future registration (or registrations) pursuant to this Section 4 and (ii) in the case of a determination to delay registering its other securities, shall be permitted to delay registering any

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
         Registrable Securities, for the same period as the delay in registering such other securities.

No registration effected under this Section 4 shall relieve the Company of its obligations under Section 2 or 3 hereof.

5. Blackout Periods. With respect to a Shelf Registration filed or to be filed pursuant to Section 2 hereof or a Demand Registration requested under Section 3 hereof, if the members of the Company shall determine, in its good faith reasonable judgment, that to maintain the effectiveness of such registration statement or to permit such registration statement to become effective (or if no registration statement has yet been filed, to file such registration statement) would be significantly disadvantageous to the Company's financial condition, business or prospects ( a "Disadvantageous Condition") in light of the existence, or in anticipation, of (i) any acquisition of financing activity involving the Company, or any subsidiary of the Company, including a proposed public offering or private placement, (ii) an undisclosed material event, the public disclosure of which could have a material adverse effect on the Company,
(iii) a proposed material transaction involving the Company or a substantial amount of its assets, or (iv) any other circumstance or condition the disclosure of which would materially disadvantage the Company, and the existence of which renders any to be filed, then filed or effective registration statement inadequate as failing to include material information, then the Company may, until such Disadvantageous Condition no longer exists (but not with respect to more than 180 days in the aggregate nor involving more than 90 consecutive days during any 12-month period) cause such registration statement to be withdrawn and the effectiveness of such registration statement to be terminated, suspend the use of the prospectus contained therein, or if no registration statement has yet been filed, elect not to file such registration statement. If the Company determines to take any action pursuant to the preceding sentence, the Company shall deliver a notice to any Holder of Registrable Securities covered or to be covered under such withdrawn, suspended or not to be filed registration statement, which indicates that the registration statement is no longer effective or will not be filed. Upon the receipt of any such notice, such Holder(s) in the case of an effective registration statement shall forthwith discontinue their use and any dissemination of the prospectus contained in such registration statement. If any Disadvantageous Condition shall cease to exist, the Company shall promptly notify any Holders, who shall have ceased selling Registrable Securities pursuant to an effective registration statement as a result of such Disadvantageous Condition, indicating such cessation. The Company shall, if any registration statement required to be filed or maintained under this Agreement has been withdrawn, suspended or not filed, file promptly, at such time as it in good faith deems appropriate, an amended, supplemented or new registration statement, as applicable, covering the Registrable Securities that were covered by such withdrawn registration statement or to be covered by such unfiled registration statement.

6. Expenses. The Company shall pay all Expenses in connection with any registration initiated pursuant to Section 2 or 3 hereof, whether or not such registration shall become effective.


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

7. Registration Procedures. If and whenever the Company is required to effect any registration under the Securities Act as provided in and subject to the provisions of Sections 2 and 3 hereof, the Company shall, as expeditiously as possible:

    a. expeditiously prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use its reasonable best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities that are not Registrable Securities (and, under the circumstances specified in Sections 4 and 7(b) hereof, its securities that are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

    b. prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the offering of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of during the applicable period in accordance with the method of disposition set forth in such registration statement or, with respect to a Shelf Registration, the expiration of the Effectiveness Period;

    c. furnish to each seller of Registrable Securities covered by any registration statement provided for hereunder such reasonable number of copies of such drafts and final conformed versions of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such reasonable number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as such seller may reasonably request in writing;

    d. use its best efforts (i) to file such applications and documents to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the sellers of Registrable Securities covered by such registration statement shall reasonably request in writing, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to take any other action that may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

    e. use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the sellers thereof to consummate the offering of such Registrable Securities;

    f. use its best efforts to obtain and, if obtained, furnish a copy to each seller of Registrable Securities, and each such seller's underwriters, if any, of

       i. an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration involves an underwritten offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to counsel to the Holders chosen by Holders of a majority of the aggregate principal amount of Registrable Securities being registered, and

       ii. a "comfort" letter, dated the effective date of such registration statement (and, if such registration involves an underwritten offering, dated the date of the closing under the underwriting agreement) and signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, reasonably satisfactory in form and substance to counsel to the Holders chosen by Holders of a majority of the aggregate principal amount of Registrable Securities being registered, in each case, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements and matters contained in such registration statement, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to underwriters in underwritten Public Offerings of like securities;

    g. notify the sellers of Registrable Securities (providing, if requested by any such Persons, confirmation in writing) as soon as practicable after becoming aware of: (A) the filing of any prospectus or prospectus supplement of the filing or effectiveness (or anticipated date of effectiveness) of such registration statement or any post-effective amendment thereto; (B) any request by the Commission for amendments or supplements to such registration statement or the related prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification or registration (or exemption therefrom) of any Registrable Securities for sale in any jurisdiction in the United States or the initiation or threatening of any proceeding for such purposes; or (E) the happening of any event that makes any statement made in such registration statement or in any related prospectus, prospectus supplement, amendment or document incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement or in any such prospectus, supplement, amendment or other such document so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus in the light of the circumstances under which they were made) not misleading;

    h. otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and furnish to each seller of Registrable Securities at least three Business Days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus;

    i. obtain a CUSIP number for all Registrable Securities;

    j. enter into customary agreements and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities included in such registration statement;

    k. make every reasonable effort to obtain the withdrawal of any order or other action suspending the effectiveness of any such registration statement or suspending the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction; and

    l. if any event described in subsection (g) hereto occurs, use its best efforts to cooperate with the Commission to prepare, as soon as practicable, any amendment or supplement to such registration statement or such related prospectus and any other additional information, or to take other action that may have been requested by the Commission.

     It shall be a condition precedent to the obligations of the Company to take action pursuant to this Agreement that the selling Holders furnish to the Company such information regarding themselves and the Registrable Securities held by them, and the intended methods of disposition of such securities, as shall be required to effect the registration and sale of their Registrable Securities.

     In the case of a registration pursuant to this Agreement (including any registration under Section 4 hereof), each Holder agrees that as of the date that a final prospectus is made available to it for distribution to prospective purchasers of Registrable Securities it shall cease to distribute copies of any preliminary prospectus prepared in connection with the offer and sale of such Registrable Securities. Each Holder further agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (g) of this Section 7, such Holder shall forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (l) of this Section 7 and, if so directed by the Company, shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

8. Underwritten Offerings.

   a. Requested Underwritten Offerings.  If requested by the underwriters
      (if any) in connection with a registration under Section 2 or 3 hereof, the Company shall enter into a firm commitment underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, a majority of the Holders whose Registrable Securities are included in such registration, and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Section 10 hereof.

   b. Selection of Underwriters. The underwriter or underwriters of each underwritten offering, if any, of the Registrable Securities to be registered pursuant to Section 2, 3 or 4 hereof (i) shall be a nationally recognized underwriter (or underwriters), (ii) shall be selected by the Holders owning at least a majority of the aggregate outstanding principal amount of Registrable Securities being sold in any such underwritten offering and (iii) shall be reasonably acceptable to the Company (or, with respect to an underwritten offering of securities of PSF, to PSF).

   c. Piggyback Underwritten Offerings; Priority. If the Company or PSF proposes to register any of its securities under the Securities Act (whether pursuant to registration rights afforded to holders of securities other than Registrable Securities or otherwise) and the Holders exercise piggyback rights pursuant to Section 4 hereof with respect to such registration and any such securities are to be distributed by or through one or more underwriters, the Company shall use reasonable efforts to arrange for such underwriters to include all of the Registrable Securities to be offered and sold by the Holders thereof among the securities of the Company to be distributed by such underwriters; provided, that, notwithstanding any other provision herein contained, if the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to the Holders) that the inclusion of the Registrable Securities in such registration would materially and adversely affect the success of such offering, then the number of Registrable Securities to be included shall be reduced, pro rata, to the extent necessary to reduce the Registrable Securities to the number recommended by the underwriter (which amount may be zero); provided, however, that in the event that any holders of securities other than Registrable Securities holding piggyback rights with respect to any registration have invoked such rights with respect to a registration as to which the holders of Registrable Securities have also requested inclusion pursuant to Section 4 hereof, and the underwriter does not object to the inclusion of the Registrable Securities on the basis of the character of such securities, but only on the volume of securities to be included, any cutback of the Registrable Securities shall be no less favorable to the Registrable Securities than on a pro rata basis with any cutback of any such other securities holding piggyback rights.

   d. Holders of Registrable Securities to be Parties to Underwriting Agreement. The Holders of Registrable Securities to be distributed by underwriters in an underwritten offering contemplated by subsections (a) or (b) of this Section 8 shall be parties to the underwriting agreement between the Company (or PSF) and such underwriters and any such Holder, at its option, may require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriters be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders. No such Holder shall be required to make any representations or warranties to or agreements with the Company, PSF or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of distribution and indemnification and contribution customary in secondary offerings to the effect and to the extent provided in Section 10 hereof.

   e. Selection of Underwriters for Piggyback Underwritten Offering. The underwriter or underwriters of each piggyback underwritten offering pursuant to this Section 8 shall be a nationally recognized underwriter (or underwriters) selected by the Company or, with respect to any offering of securities of PSF, selected by PSF.

9. Preparation; Reasonable Investigation.

   a. Registration Statements. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall give each holder of Registrable Securities registered under such registration statement, the underwriters, if any, and its respective counsel and accountants the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall give each of them such reasonable opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of any such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

   b. Confidentiality. Each Holder of Registrable Securities shall maintain the confidentiality of any confidential information received from or otherwise made available by the Company to such Holder of Registrable Securities pursuant to this Agreement and identified in writing by the Company as confidential and shall enter into such confidentiality agreements as the Company shall reasonably request. Information that (i) is or becomes available to a Holder of Registrable Securities from a public source, (ii) is disclosed to a Holder of Registrable Securities by a third-party source whom the Holder of Registrable Securities reasonably believes has the right to disclose such information or (iii) is or becomes required to be disclosed by a Holder of Registrable Securities by law, including, but not limited to, administrative or court orders, shall not be deemed to be confidential information for purposes of this Agreement; provided, however, that to the extent sufficient time is available prior to such disclosure being required to be made pursuant to clause (iii) hereof, the Holders of Registrable Securities shall promptly notify the Company of any request for disclosure and any proposed disclosure pursuant to such clause (iii). The Holders of Registrable Securities shall not grant access, and the Company shall not be required to grant access, to information under this
      Section 9 to any Person who will not agree to maintain the confidentiality (to the same extent a Holder is required to maintain the confidentiality) of any confidential information received from or otherwise made available to it by the Company or the holders of Registrable Securities under this Agreement and identified in writing by the Company as confidential.

10. Indemnification.

   a. Indemnification by the Company. In connection with any registration statement filed by the Company (or any subsidiary) pursuant to this Agreement, the Company shall, and hereby agrees to, indemnify and hold harmless, each Holder of any Registrable Securities covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who "controls" such Holder or any such underwriter, and their respective directors, officers and partners within the meaning of section 15 of the Securities Act and section 20 of the Exchange Act (each, a "Company Indemnitee" for purposes of this Section 10(a)), against any losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof and whether or not such indemnified party is a party thereto), joint or several, and expenses, including, without limitation, the reasonable fees, disbursements and other charges of legal counsel and reasonable out-of-pocket costs of investigation, to which such Company Indemnitee may become subject under the Securities Act or otherwise (collectively, a "Loss" or "Losses"), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered pursuant to this Agreement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto (collectively, "Offering Documents"), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading; provided that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Offering Documents in reliance upon and in conformity with written information furnished to the Company expressly for use therein; and provided, further, that the Company shall not be liable to any Person including any Company Indemnitee who participates in the offering or sale of Registrable Securities or any other Person, if any, who controls such Person including any Company Indemnitee, in any such case to the extent that any such Loss arises out of such Person's failure to send or give a copy of the final prospectus (including any documents incorporated by reference therein), as the same may be then supplement or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnitee and shall survive the transfer of such securities by such Company Indemnitee.

   b. Indemnification by the Offerors and Sellers. In connection with any registration statement filed by the Company (or PSF) pursuant to this Agreement in which a Holder has registered for sale Registrable Securities, each such Holder of Registrable Securities shall, severally, but not jointly, and hereby agrees to, indemnify and hold harmless the Company, PSF and each of its respective directors, officers, members and partners, each other Person who participates as an underwriter in the offering or sale of such securities, each other Person, if any, who controls the Company, such subsidiary, any such underwriter and such underwriter's directors, officers, stockholders and partners (each a "Holder Indemnitee" for purposes of this Section 10(b)), against all Losses insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents (or any document incorporated by reference therein) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or such subsidiary expressly for use therein; provided, however, that the liability of such indemnifying party under this Section 10(b) shall be limited to the amount of the net proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Holder Indemnitee and shall survive the transfer of such securities by such Holder.

   c. Notices of Losses, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Loss referred to in the preceding subsections of this Section 10, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 10, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Loss, to assume and control the defense thereof, in each case at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from such indemnifying party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, which shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Loss or which requires action on the part of such indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

   d. Contribution.  If  the indemnification provided for in this Section
      10 shall for any reason be unavailable to an indemnified party under subsection (a) or (b) of this Section 10 in respect of any Loss, then, in lieu of the amount paid or payable under subsection (a) or (b) of this
      Section 10, the indemnified party and the indemnifying party under subsection (a) or (b) of this Section 10 shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company (or its subsidiary, as applicable) and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such Loss or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause
      (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company or its subsidiary, on the one hand, and such prospective sellers, on the other hand, from their sale of Registrable Securities; provided that for purposes of this clause (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount received by such sellers. No Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations, if any, of the selling holders of Registrable Securities to contribute as provided in this subsection (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Loss effected without such Person's consent.

   e. Other Indemnification. The Company and, in connection with any registration statement filed by the Company pursuant to Section 2, each Holder shall, and, in connection with any registration statement filed by the Company pursuant to Section 3 or 4, each Holder who has registered for sale Registrable Securities, shall, with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act, indemnify Holder Indemnitees and Company Indemnities, respectively, against Losses, or, to the extent that indemnification shall be unavailable to a Holder Indemnitee or Company Indemnitee in a manner similar to that specified in the preceding subsections of this
      Section 10 (with appropriate modifications).

   f. Indemnification Payments. The indemnification and contribution required by this Section 10 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any Loss is incurred.

11. Registration Rights to Others.

     If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act or the Exchange Act, such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the holders of Registrable Securities.

12. Adjustments Affecting Registrable Securities.

     The Company shall not effect or permit to occur any combination, subdivision or reclassification of Registrable Securities that would materially adversely affect the ability of the Holders to include such Registrable Securities in any registration of its securities under the Securities Act contemplated by this Agreement.

13. Rule 144 and Rule 144A.

     The Company hereby agrees that (i) at any time it is not subject to the requirements of section 13 or Section 15(d) of the Exchange Act and there remain outstanding any Registrable Securities, (A) it shall make available to any Holder upon written request such information as may be required under Rule 144(A)(d)(4) to permit resales of such Registrable Securities pursuant to Rule 144A under the Securities Act and (B) it shall make publicly available such information concerning the Company specified in paragraphs (a)(5)(i) through and including (a)(5)(xiv) and in paragraph (a)(5)(xvi) of Rule 15c2-11 under the Exchange Act to permit resales of such Registrable Securities pursuant to Rule 144 under the Securities Act; and (ii) during such times the Company is subject to the requirements of section 13 or section 15(d) of the Exchange Act and there remain outstanding any Registrable Securities, it shall timely file the periodic and other reports referred to in paragraph (c)(1) of Rule 144 to permit resales of such Registrable Securities pursuant to Rule 144 under the Securities Act.
                                    -19-

     Without limiting the generality of the preceding paragraph, the Company hereby agrees to take all such further actions as any Holder of Registrable Securities reasonably may request, to the extent required to enable such Holder to resell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions therefrom provided by Rule 144A and Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or Regulation hereafter promulgated by the Commission. Upon the reasonable request of any Holder of Registrable Securities, the Company shall deliver to such Holder written notice as to whether it has complied with such informational and other requirements.

14. Amendments and Waivers.

     Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company shall have obtained the prior written consent of the Holders of at least 66 2/3% of the aggregate Registrable Securities affected by such amendment, modification or waiver.

15. Nominees for Beneficial Owners.

     In the event that any Registrable Security is held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to Company, be treated as the Holder of such Registrable Security for purposes of any request or other action by any Holder or Holders pursuant to this Agreement or any determination of the number or percentage of principal amount of Registrable Securities held by any Holder or Holders contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

16. Assignment.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns including any successor-by-merger of the Company. Any Holder may assign to any permitted transferee of its Registrable Securities holding Registrable Securities its rights and obligation under this Agreement, provided that such transferee shall agree in writing with the parties hereto prior to the assignment to be bound by this Agreement as if it were an original party hereto, whereupon such assignee shall for all purposes be deemed to be a Holder under this Agreement.

17. Calculation of Percentage of Principal Amount of Registrable Securities.

     For purposes of this Agreement, all references to an aggregate amount of Registrable Securities or a percentage thereof shall be calculated based upon the aggregate Registrable Securities outstanding at the time such calculation is made and shall exclude any Registrable Securities owned by the Company or any subsidiary of the Company.

18. Miscellaneous.

    a. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby.

    b. Headings. The Headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

    c. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to any of its securities that contain provisions that conflict with the provisions hereof in any material respect.

     d. Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

    e. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and undertakings between the parties hereto with respect to the subject matter hereof.

    f. Notices. Any notices or other communications to be given hereunder by any party to another party shall be in writing, shall be delivered personally, by telecopy, by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other comparable delivery service, to the address of the party set forth on Schedule I hereto or to such other address as the party to whom notice is to be given may provide in a written notice to the other parties hereto, a copy of which shall be on file with the Secretary of the Company. Notice shall be effective when delivered if given personally, when receipt is acknowledged if telecopied, three days after mailing if given by registered or certified mail as described above, and one business day after deposit if given by Federal Express or comparable delivery service.

    g. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made to be performed entirely in such State, without regard to principles of conflicts of law. The Company and the parties each hereby irrevocably submit to the jurisdiction of any New York or any Federal Court sitting in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and each irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing herein shall affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

    h. Severability. If one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect, for any reason, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby, and the provision held to be invalid, illegal or unenforceable shall be reformed to the minimum extent necessary, and in a manner as consistent with the purposes thereof as is practicable, so as to render it valid, legal and enforceable, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

    i. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

    IN WITNESS WHEREOF, the Company has executed this New LLC Interests Registration Rights Agreement as of the date first above written.

                                             PSF HOLDINGS, L.L.C.


                                             By /s/ W. R. Patterson
                                               ------------------------------
                                               Name:
                                               Title:

                                  SCHEDULE I













                                     -24-